UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 7, 2025

Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Southwest Parkway

Building 400

Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2025, SolarWinds Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Starlight Parent, LLC, a Delaware limited liability company (“Parent”), and Starlight Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Subsidiary”), providing for the merger of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Subsidiary are each affiliates of the private equity investment firm Turn/River Capital, L.P. (“Turn/River”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable Merger Agreement and the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) recommended the adoption of the Merger Agreement by the stockholders of the Company.

Following the execution of the Merger Agreement, on February 7, 2025, funds associated with Silver Lake Partners and Thoma Bravo, L.P. (collectively, the “Principal Stockholders”), which hold approximately 65% of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), executed a stockholder written consent (the “Stockholder Written Consent”) approving and adopting the Merger Agreement and the Transactions. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the Transactions.

If the Merger is consummated, the shares of Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effect on Capital Stock

At the Effective Time, each share of Company Common Stock outstanding as of immediately prior to the Effective Time (other than dissenting shares or any shares of Company Common Stock held by the Company as treasury stock or owned by Parent or any Subsidiary of the Company or Parent (including Merger Subsidiary)) will be cancelled and cease to exist and converted into the right to receive cash in an amount equal to $18.50, without interest (the “Merger Consideration”).

Treatment of Company Equity Awards and Company Employee Stock Purchase Plan (“Company ESPP”)

Each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, be cancelled, and as consideration therefor, the former holder thereof will be entitled to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of each such Company Option; and (ii) the number of shares of Company Common Stock underlying such Company Option. If the exercise price per share of any such Company Option is equal to or greater than the Merger Consideration, such Company Option will be cancelled and terminated without any consideration in respect thereof.

Each award of restricted stock units of the Company granted pursuant to a fiscal year 2024 performance share unit agreement award (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically be cancelled and converted into the contingent right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (the “Cash Replacement Company PSU”). The Cash Replacement Company PSUs will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Company PSUs for which the Cash Replacement Company PSU was exchanged would have vested and been payable pursuant to their terms. The Cash Replacement Company PSUs will otherwise have the same terms and conditions as were applicable to the underlying Company PSUs immediately prior to the Effective Time. For the purposes of the foregoing calculation, the number of shares of Company Common Stock subject to such Company PSU will be calculated and determined based on the number of shares subject to such Company PSU (or portion thereof) that were eligible to vest (as determined by the Company in accordance with the applicable award agreement based on the attained performance level for such Company PSU), absent the cancellation of such Company PSU.

Each (i) award of performance stock units granted pursuant to a performance share unit agreement of the Company outstanding immediately before the Effective Time that was once subject to performance-based vesting conditions and the applicable performance level with respect to which was determined prior to the Agreement Date (“Company Earned PSUs”); and (ii) award of restricted stock units of the Company (together with the Company Earned PSUs, the “Company RSUs”) that is, in each case, outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions (a “Vested Company RSU”) will, as of immediately prior to the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Vested Company RSU.

Each award of Company RSUs (or portion thereof) outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will, as of immediately prior to the Effective Time, automatically be cancelled and converted into a contingent a right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amount”). The Cash Replacement Company RSU Amount will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which the Cash Replacement Company RSU Amount was exchanged would have vested and been payable pursuant to their terms. The Cash Replacement Company RSU Amount will otherwise have the same terms and conditions as were applicable to the underlying Unvested Company RSUs immediately prior to the Effective Time.

As soon as practicable following the Agreement Date, the Board will take actions to ensure that (i) with respect to any outstanding offering period(s) under the Company ESPP as of the Agreement Date, no participant in the Company ESPP will be permitted to increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such offering period or make any non-payroll contributions to the Company ESPP, and no new participants will be permitted to participate in such offering period; (ii) no new offering periods will be commenced under the Company ESPP on or after the Agreement Date; (iii) any such offering period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur under the Company ESPP on the day immediately prior to the day on which the Effective Time occurs, in which case any shares of Company Common Stock purchased pursuant to such offering period will be treated the same as all other shares of Company Common Stock, and will be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement; and (iv) immediately prior to, and subject to the occurrence of the Effective Time, the Company ESPP will terminate.

Representations, Warranties and Covenants

The Company has made customary representations and warranties in the Merger Agreement, including, among others, covenants (a) to use commercially reasonable efforts to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (b) not to engage in certain specified actions during that period unless (i) required or permitted by the Merger Agreement, (ii) required by applicable law, (iii) disclosed in the disclosure schedules delivered by the Company to Parent concurrently with execution of the Merger Agreement or (iv) consented to in writing in advance by Parent.

No Shop

The Merger Agreement provides for customary “no-shop” restrictions under which the Company and its representatives are generally prohibited from (a) soliciting Acquisition Proposals from third parties, (b) participating in any discussions, communications or negotiations with third parties regarding Acquisition Proposals, (c) providing any person with information with the intent to encourage or facilitate an Acquisition Proposal or (d) approving or entering into any letter of intent or similar contract relating to an Acquisition Proposal. The Company has further agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative acquisition proposals.

Notwithstanding the “no-shop” restrictions described above, subject to satisfaction of certain conditions and under certain circumstances specified in the Merger Agreement, prior to 11:59 p.m. New York City time on March 9, 2025 (which may be extended under certain circumstances if the applicable “match” period (during which Parent has the right to negotiate with the Company and propose modified terms to the Merger Agreement in response to a superior proposal) has not yet expired) (the later date to occur between the foregoing, the “Threshold Date”), the Company is permitted to provide information to third parties (except for the Principal Stockholders) with respect to an unsolicited alternative acquisition proposal and enter into discussions or negotiations regarding any such proposal that the Board has determined is, or would reasonably be expected to result in, a Superior Proposal, if the Board has determined that the failure to take any such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. Following compliance with Parent’s “match” rights specified in the Merger Agreement, the Company is also permitted to terminate the Merger Agreement to enter into an alternative acquisition transaction that the Board has determined is a Superior Proposal, subject to the payment of a termination fee as described below.

Closing Conditions

The parties’ obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including: (a) the affirmative approval of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt the Merger Agreement (which has been received through the written consent of the Principal Stockholders as disclosed above), (b) receipt of certain required antitrust approvals, including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder, as may be amended, relating to the consummation of the Merger, (c) the absence of any law or governmental order prohibiting the consummation of the Merger, (d) the information statement must have been mailed to the Company’s stockholders in accordance with the Merger Agreement at least 20 days prior to the closing date, and the consummation of the Merger must be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act), (e) the accuracy of the representations and warranties of the other party (subject to materiality qualifiers), (f) the other party’s performance in all material respects of its obligations contained in the Merger Agreement and (g) with respect to Parent and Merger Subsidiary’s obligations only, no Company Material Adverse Effect having occurred since the execution of the Merger Agreement.

Termination

The Merger Agreement contains customary termination rights for the Company and Parent, including in the event that (i) the Merger is not consummated by November 7, 2025 (the “Termination Date”), (ii) any Legal Restraint permanently restraining, enjoining or otherwise prohibiting consummation of the Merger, (c) the Company’s or Parent’s breach or failure to perform any of its representations, warranties or covenants contained in the Merger Agreement in a manner that causes certain conditions to Closing to not be satisfied, (iii) by the Company, if (A) if all conditions of Parent and Merger Subsidiary to consummate the Closing have been satisfied or waived (subject to customary exceptions), (B) Parent fails to consummate the Transactions two business days after the first date on which it is required to consummate the Closing pursuant to the Merger Agreement, (C) the Company has irrevocably confirmed to Parent in writing that all conditions of the Company to consummate the Closing have been satisfied (subject to customary exceptions) or that it is irrevocably waiving any such unsatisfied conditions and is prepared to consummate the Closing and (D) Parent fails to consummate the Closing within two business days after the date on which Parent receives the irrevocable confirmation of the Company described in the foregoing clause (iii) (“Parent Abandonment”), (iv) the Company enters into an Alternative Acquisition Agreement and (v) the Board effects a Change of Recommendation.

If (i) the Merger Agreement is validly terminated by Parent (A) because the Effective Time has not occurred by the Termination Date, (B) due to the Company’s failure to obtain the Company Stockholder Approval by February 8, 2025 (which was satisfied on February 7, 2025, by virtue of the delivery of the Stockholder Written Consent), or (C) due to the Company’s

breach or failure to perform any of its non-solicitation covenants and obligations with respect to the filing, mailing, and dissemination of the information contained in the Merger Agreement in a manner that causes the corresponding condition to closing to not be satisfied (subject to the cure period set forth in the Merger Agreement), (ii) prior to such termination, a third party publicly announced a competing acquisition transaction for the acquisition of the Company, or such a proposal with respect to a competing acquisition transaction otherwise became known to the Company or the Board and is not withdrawn (publicly, with respect to a publicly announced or known offer or proposal), and (iii) concurrently or within 12 months following such termination, either any competing acquisition transaction is consummated or the Company enters into a definitive agreement providing for the consummation of a competing acquisition transaction, the Company will be required to pay Parent a termination fee equal to $119.2 million (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if the Merger Agreement is validly terminated by the Company, at any time prior to 11:59 p.m. New York City time on the Threshold Date, to allow it to (subject to the Company’s compliance in all material respects with its non-solicitation covenant as set forth in the Merger Agreement) enter into a definitive agreement to consummate a Superior Proposal, as described above under “—No Shop.” The Company was required to pay the Company Termination Fee if, at any time prior to receipt of the Stockholder Written Consent (which was satisfied on February 7, 2025), Parent terminated the Merger Agreement because the Board changed its recommendation regarding the Merger.

Parent will be required to pay the Company a termination fee equal to $230.0 million (the “Parent Termination Fee”) if (i) the Company terminates the Merger Agreement due to Parent’s or Merger Subsidiary’s breach of or failure to perform any of their respective representations, warranties or covenants contained in the Merger Agreement in a manner that causes certain conditions to Closing to not be satisfied (subject to the cure period set forth in the Merger Agreement), (ii) the Company terminates the Merger Agreement pursuant to Parent Abandonment or (iii) Parent terminates the Merger Agreement because the Effective Time has not occurred by the Termination Date and, at such time, the Company could have terminated the Merger Agreement pursuant to the foregoing clauses (i) and (ii).

Financing Commitments

Parent and Merger Subsidiary have secured committed financing for the Transactions, consisting of a combination of equity to be provided by certain investment funds affiliated with Turn/River and certain other institutional equity co-investors, on the terms and subject to the conditions set forth in the equity commitment letters provided by such funds (the “Equity Commitment Letters”), and debt financing to be provided by certain lenders, on the terms and subject to the conditions set forth in a debt commitment letter (described below), the aggregate proceeds of which, coupled with $225.0 million of the Company’s available cash, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of the Company, Parent and Merger Subsidiary (including in connection with the Debt Financing described below).

Concurrently with the execution of the Merger Agreement, the investment funds affiliated with Turn/River have committed, pursuant to equity commitment letters dated as of February 7, 2025 (the “Equity Commitment Letters”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of $1,670.0 million, on the terms and subject to the conditions set forth in the Equity Commitment Letters. Such funds have also provided a guaranty in favor of the Company with respect to certain obligations of Parent and Merger Subsidiary under the Merger Agreement, including the payment of (i) the Parent Termination Fee in the event it becomes payable, (ii) certain indemnification obligations of Parent and Merger Subsidiary in connection with their debt cooperation covenants, and (iii) the reasonable and documented out-of-pocket cost and expenses incurred by the Company in connection with any suit contemplated by, and to the extent reimbursable under, the Merger Agreement (such costs and expenses not to exceed $5.0 million in the aggregate).

Certain financial institutions (collectively and each with certain affiliates, the “Lenders”) have committed to Parent to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of (i) a first lien term facility in an aggregate principal amount equal to $2,225.0 million; (ii) a revolving facility in an aggregate principal amount equal to $200.0 million; and (iii) a second lien term facility in an aggregate principal amount equal to $525.0 million, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of February 7, 2025, and delivered to the Company as of execution of the Merger Agreement (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the Transactions and contribution of the equity contemplated by the Equity Commitment Letters.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or Merger Subsidiary. The representations, warranties, covenants and other agreements contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties, covenants and other agreements or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or Merger Subsidiary. Moreover, information concerning the subject matter of the representations, warranties, covenants and other agreements may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the Securities and Exchange Commission (the “SEC”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 7, 2025, the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon executed the Stockholder Written Consent approving and adopting the Merger Agreement and the Transactions.

Pursuant to rules adopted by the SEC under the Exchange Act, a Schedule 14C information statement will be filed with the SEC and mailed or provided to the stockholders of the Company.

Item 7.01	Regulation FD Disclosure.

On February 7, 2025, the Company issued a press release announcing (i) the entry into the Merger Agreement and (ii) that it would not hold its previously schedule conference call to discuss its financial results for the fourth quarter and full year 2024. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Forward looking statements

This Form 8-K contains forward-looking statements. All statements other than statements of historical fact, including statements about the proposed acquisition of the Company, are forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning the Merger and the Transactions, the Company’s financial condition, results of operations, plans, objectives, future performance and business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s expectations about future events or state other forward-looking information and because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, over which the Company may have no control, including: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transactions, including the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval,

(iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that require the Company to pay a termination fee; (iv) the ability to obtain the necessary financing set forth in the commitment letters received in connection with the Merger, (v) the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally, (vi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (vii) risks that the proposed Transactions disrupt current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (x) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Transactions, (xi) unexpected costs, charges or expenses resulting from the proposed Transactions; (xii) the impact of adverse general and industry-specific economic and market conditions, (xiii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiv) risks that the benefits of the Merger are not realized when and as expected, (xv) uncertainty as to timing of completion of the proposed Merger, and (xvi) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the pending Merger involving the Company, Parent and Merger Subsidiary. The Company will prepare and file an Information Statement for its stockholders, containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act. When completed, a definitive Information Statement will be mailed or delivered to the Company’s stockholders. This Current Report on Form 8-K is not a substitute for the information statement on Schedule 14C, or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger.

STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE INFORMATION STATEMENT ON SCHEDULE 14C, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

The Company’s stockholders may obtain copies of all documents filed by the Company with the SEC, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investors.solarwinds.com/financial/sec-filings or by writing to the Company’s Secretary at 7171 Southwest Parkway, Building 400, Austin, TX 78735.

No Offer

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 7, 2025, by and among Starlight Parent, LLC, Starlight Merger Sub, Inc. and SolarWinds Corporation.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules or exhibits omitted pursuant to item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated: February 7, 2025	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
Chief Executive Officer